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                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

       AGREEMENT AND PLAN OF REORGANIZATION, dated as of July 21, 1999 ("Agreement"), between ESB Financial Corporation ("ESB"), a Pennsylvania corporation headquartered in Ellwood City, Pennsylvania, and SHS Bancorp, Inc. ("SHS"), a Pennsylvania corporation headquartered in Pittsburgh, Pennsylvania.

                                   WITNESSETH:

       WHEREAS, the Boards of Directors of ESB and SHS have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of SHS with and into ESB subject to the terms and conditions set forth herein; and

       WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

       WHEREAS, as a condition and inducement to ESB's willingness to enter into this Agreement, (i) SHS is concurrently entering into a Stock Option Agreement with ESB (the "Stock Option Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which SHS is granting to ESB the option to purchase shares of SHS Common Stock (as defined herein) under certain circumstances and (ii) certain stockholders of SHS are concurrently entering into a Stockholder Agreement with ESB (the "Stockholder Agreement"), in substantially the form attached hereto as Exhibit B, pursuant to which, among other things, such stockholders agree to vote their shares of SHS Common Stock in favor of this Agreement and the transactions contemplated hereby.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

       1.01. THE MERGER. Subject to the terms and conditions of this Agreement and the Agreement of Merger, dated as of the date hereof, between ESB and SHS, a copy of which is attached hereto as Appendix A, at the Effective Time (as defined in Section 1.02 hereof), SHS shall be merged with and into ESB in accordance with Chapter 19, Subchapter C of the Pennsylvania Business Corporation Law ("PBCL") (the "Merger"), with ESB as the surviving corporation


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(hereinafter sometimes called the "Surviving Corporation"). Each share of common stock, par value $.01 per share, of SHS ("SHS Common Stock") outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Pennsylvania law (the "SHS Dissenting Shares") and shares held by SHS (including treasury shares) or ESB or any of their respective wholly-owned subsidiaries) shall, by virtue of the Merger and without any further action by the holder thereof, be converted into and represent the right to receive shares of common stock, par value $.01 per share, of ESB ("ESB Common Stock") or $17.80 in cash ("Merger Consideration"), as provided in Section 1.03 hereof and subject to the terms, conditions, limitations and procedures set forth in this Agreement and the Agreement of Merger.

       1.02. EFFECTIVE TIME. The Merger shall become effective on the date and at the time that Articles of Merger are filed with the Secretary of State of the Commonwealth of Pennsylvania pursuant to Section 1927 of the PBCL, unless a later date and time is specified as the effective time in such Articles of Merger ("Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., on the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article V of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the offices of ESB, 600 Lawrence Avenue, Ellwood City, Pennsylvania, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to ESB and SHS the opinions, certificates and other documents required to be delivered under Article V hereof.

       1.03 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of SHS Common
Stock:

       (a) Each share of ESB Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

       (b) All shares of SHS Common Stock owned by SHS (including treasury shares) or ESB or any of their respective wholly-owned subsidiaries, in each case other than in a fiduciary capacity, shall be canceled and retired and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for shares of ESB Common Stock, cash or other consideration.

       (c) (1) Subject to Sections 1.04, 1.05, 1.08 and 1.09 each share of SHS Common Stock issued and outstanding at the Effective Time (other than shares to be canceled in accordance with Section 1.03(b)) shall be converted into, and shall be canceled in exchange for, the right to receive, at the election of the holder thereof:

              (i) 1.30 shares, subject to Section 6.01(f) hereof (the "Exchange Ratio"), of ESB Common Stock (the "Per Share Stock Consideration"), or


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              (ii)   a cash amount equal to $17.80 per share of SHS Common Stock
       (the "Per Share Cash Consideration").

              (2) For purposes of this Agreement, the "Aggregate Cash Consideration" shall amount to the product of the number of shares of SHS Common Stock (other than SHS Common Stock owned by SHS (including treasury shares) or ESB) outstanding at the Effective Time times .40 times $17.80.

       1.04   ELECTION AND EXCHANGE PROCEDURES

       (a) The parties shall designate an exchange agent to act as agent (the "Exchange Agent") for purposes of conducting the election procedure and the exchange procedure as described in Sections 1.04 and 1.05. No later than 30 days prior to the anticipated Effective Time, or on such earlier date as ESB and SHS shall mutually agree (the "Mailing Date"), ESB shall cause the Exchange Agent to mail an election form in such form as ESB and SHS shall mutually agree (the "Election Form") to each holder of record of SHS Common Stock as of five business days prior to the Mailing Date ("Election Form Record Date"). Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive ESB Common Stock with respect to all such holder's SHS Common Stock as hereinabove provided (the "Stock Election Shares"), (ii) to elect to receive cash with respect to all such holder's SHS Common Stock as hereinabove provided (the "Cash Election Shares"), or (iii) to indicate that such holder makes no such election with respect to such holder's shares of SHS Common Stock (the "No-Election Shares"). Any shares of SHS Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made such an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares. Any SHS Dissenting Shares shall be deemed to be Cash Election Shares, and with respect to such shares the holders thereof shall in no event be classified as Reallocated Stock Shares (as hereinafter defined).

       ESB shall make available up to two separate Election Forms, or such additional Election Forms as ESB may permit, to all persons who become holders (or beneficial owners) of SHS Common Stock between the Election Form Record Date and close of business on the business day prior to the Election Deadline. ESB shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

       No later than seven business days following the Effective Time, ESB shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of SHS Common Stock (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of SHS Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and


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outstanding shares of SHS Common Stock in exchange for the consideration set forth in Section 1.03(c) hereof deliverable pursuant to this Agreement.

       (b) The term "Election Deadline" shall mean 5:00 p.m., Eastern Time, on the 20th day following but not including the date of mailing of the Election Form or such other date as ESB and SHS shall mutually agree upon.

       (c) Any election to receive ESB Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

       (d) Prior to the Effective Time, the Exchange Agent shall effect the allocation among holders of SHS Common Stock of rights to receive ESB Common Stock or cash in the Merger in accordance with the Election Forms as follows:

              (i) If the number of Cash Election Shares times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then:

                     (1) all Cash Election Shares (subject to Section 1.08 with respect to SHS Dissenting Shares) will be converted into the right to receive cash,

                     (2) the Exchange Agent will select first from among the holders of No-Election Shares and then (if necessary) will allocate among the holders of Stock Election Shares (by the method of allocation described below), a sufficient number of Stock Election Shares ("Reallocated Cash Shares") such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive cash, and

                     (3) the No-Election Shares and Stock Election Shares which are not Reallocated Cash Shares will be converted into the right to receive ESB Common Stock.

              (ii) If the number of Cash Election Shares times the Per Share Cash Consideration is greater than the Aggregate Cash Consideration, then:

                     (1) all Stock Election Shares and all No-Election Shares will be converted into the right to receive ESB Common Stock,


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                     (2)    the Exchange Agent will allocate among the holders
              of Cash Election Shares (by the method of allocation described below), a sufficient number of Cash Election Shares (excluding any SHS Dissenting Shares) ("Reallocated Stock Shares") such that the number of remaining Cash Election Shares (including SHS Dissenting Shares) times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive ESB Common Stock, and

                     (3) the Cash Election Shares (subject to Section 1.08 with respect to SHS Dissenting Shares) which are not Reallocated Stock Shares will be converted into the right to receive cash.

              (iii) If the number of Cash Election Shares (including SHS Dissenting Shares) times the Per Share Cash Consideration is equal to the Aggregate Cash Consideration, then subparagraphs (d)(i) and (ii) above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive ESB Common Stock.

       (e)    In the event that the Exchange Agent is required pursuant to
Section 1.04(d)(i)(2) to designate from among all Stock Election Shares the Reallocated Cash Shares to receive cash, each holder of Stock Election Shares shall be allocated a pro rata portion of the remainder of the total Reallocated Cash Shares less the number of No Election Shares which are Reallocated Cash Shares. In the event the Exchange Agent is required pursuant to Section 1.04(d)(ii)(2) to designate from among all holders of Cash Election Shares the Reallocated Stock Shares to receive ESB Common Stock, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares.

       (f) At the Effective Time, ESB shall issue to the Exchange Agent the number of shares of ESB Common Stock issuable and the amount of cash payable in the Merger (which shall be held by the Exchange Agent in trust for the holders of SHS Common Stock and invested only in deposit accounts of a Federal Deposit Insurance Corporation ("FDIC") insured institution, direct obligations of the U.S. Government or obligations issued or guaranteed by an agency thereof which carry the full faith and credit of the United States). No later than ten (10) days after receipt of a properly completed letter of transmittal, the Exchange Agent shall distribute ESB Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of ESB Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

       (g) After the completion of the foregoing allocation, each holder of an outstanding certificate or certificates which prior thereto represented shares of SHS Common Stock who surrenders such certificate or certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of ESB Common Stock or the amount of cash into which the aggregate number of shares of SHS


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Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement and, if such holder's shares of SHS Common Stock have been converted into ESB Common Stock, any other distribution theretofore paid with respect to ESB Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding certificate which prior to the Effective Time represented SHS Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of ESB Common Stock or the right to receive the amount of cash into which such SHS Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of SHS of certificates representing shares of SHS Common Stock and if such certificates are presented to SHS for transfer, they shall be canceled against delivery of certificates for ESB Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any person entitled to receive shares of ESB Common Stock under this Section 1.04 until such person surrenders the certificate or certificates representing SHS Common Stock, at which time such dividends shall be remitted to such person, without interest.

       (h) ESB shall not be obligated to deliver cash and/or a certificate or certificates representing shares of ESB Common Stock to which a holder of SHS Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of SHS Common Stock for exchange as provided in this Section 1.04, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by ESB. If any certificates evidencing shares of ESB Common Stock are to be issued in a name other than that in which the certificate evidencing SHS Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of ESB Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

       (i) Any portion of the shares of ESB Common Stock and cash delivered to the Exchange Agent by ESB pursuant to Section 1.04(f) that remains unclaimed by the shareholders of SHS for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to ESB. Any shareholders of SHS who have not theretofore complied with
Section 1.04(g) shall thereafter look only to ESB for the consideration deliverable in respect of each share of SHS Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of SHS Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of ESB Common Stock or cash would otherwise escheat to or become the property of any


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governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of ESB (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. ESB and the Exchange Agent shall be entitled to rely upon the stock transfer books of SHS to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, ESB and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

       1.05 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of ESB Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of ESB Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by $13.69. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

       1.06   STOCK OPTIONS.

       (a) Immediately before the Effective Time, each option with respect to SHS Common Stock (a "SHS Stock Option") that has been issued pursuant to SHS's 1998 Stock Option Plan and is outstanding and exercisable at the Effective Time shall be canceled and converted into the right to receive from ESB, subject to required withholding taxes, if any, at the election of the optionholder (x) cash in an amount equal to the difference between the exercise price of such SHS Stock Option and the Per Share Cash Consideration for each share of SHS Common Stock subject to such SHS Stock Option or (y) an option to purchase shares of ESB Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of SHS's 1998 Stock Option Plan):

              (1) the number of shares of ESB Common Stock to be subject to the new option shall be equal to the product of the number of shares of SHS Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of ESB Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

              (2) the exercise price per share of ESB Common Stock under the new option shall be equal to the exercise price per share of SHS Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.


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The duration and other terms of the new option shall be the same as the original option, except that all references to SHS shall be deemed to be references to ESB.

       (b) Within thirty (30) business days after the Effective Time, ESB shall file with the Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of ESB Common Stock subject to options to acquire ESB Common Stock issued pursuant to Section 1.06(a) hereof, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

       1.07 WITHHOLDING RIGHTS. ESB (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of SHS Common Stock such amounts as ESB is required under the Internal Revenue Code of 1986, as amended ("Code") or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of SHS Common Stock in respect of which such deduction and withholding was made by ESB.

       1.08 DISSENTING SHARES. Each outstanding share of SHS Common Stock the holder of which has perfected his right to dissent under the PBCL and has not effectively withdrawn or lost such right as of the Effective Time shall not be converted into or represent a right to receive shares of ESB Common Stock or cash hereunder, and the holder thereof shall be entitled only to such rights as are granted by the PBCL. SHS shall give ESB prompt notice upon receipt by SHS of any such written demands for payment of the fair value of such shares of SHS Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the PBCL (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Any payments made in respect of SHS Dissenting Shares shall be made by ESB. If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of SHS Common Stock shall be converted into a right to receive cash or ESB Common Stock in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of SHS Common Stock of such holder shall be converted on a share by share basis into either the right to receive cash or ESB Common Stock as ESB shall determine.

       1.09 ANTI-DILUTION PROVISIONS. The Exchange Ratio and the Per Share Stock Consideration shall be subject to appropriate adjustments in the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of ESB Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in ESB's capitalization. Nothing contained herein shall be deemed to permit any action which may be proscribed by this Agreement.


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       1.10   ADDITIONAL ACTIONS. If at any time after the Effective Time the
Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of SHS acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, SHS and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of SHS or otherwise to take any and all such action.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF SHS

       References to "SHS Disclosure Schedules" shall mean all of the disclosure schedules required by this Article II, dated as of the date hereof and referenced to the specific sections and subsections of Article II of this Agreement, which have been delivered by SHS to ESB. SHS hereby represents and warrants to ESB as follows as of the date hereof:

       2.01.  CORPORATE ORGANIZATION.

       (a) SHS is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. SHS has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of SHS and Spring Hill Savings Bank, F.S.B. ("Spring Hill Bank") taken as a whole. SHS is registered as a thrift holding company under the Home Owners' Loan Act, as amended ("HOLA"). SHS Disclosure Schedule 2.01(a) sets forth true and complete copies of the Articles of Incorporation or other governing instrument and Bylaws of SHS and Spring Hill Bank as in effect on the date hereof.

       (b) The only direct or indirect subsidiary of SHS is Spring Hill Bank. Spring Hill Bank (i) is duly organized and is validly existing under the laws of its jurisdiction of incorporation, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character


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or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of SHS and Spring Hill Bank taken as a whole. Each of SHS and Spring Hill Bank has satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with their appropriate thrift regulatory agencies. Except as set forth in SHS Disclosure Schedule 2.01(b) and other than Spring Hill Bank, SHS does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

       2.02. CAPITALIZATION. The authorized capital stock of SHS consists of 10,000,000 shares of SHS Common Stock, of which 767,962 are issued and outstanding and 51,988 shares are held in treasury as of the date hereof, and 5,000,000 shares of preferred stock, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of SHS, and all issued and outstanding shares of capital stock of Spring Hill Bank, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of Spring Hill Bank are owned by SHS free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and, except for options granted to ESB pursuant to the Option Agreement and for options to purchase 79,045 shares of SHS Common Stock which have been granted pursuant to SHS's 1998 Stock Option Plan, and which are outstanding, none of SHS or Spring Hill Bank has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of SHS or Spring Hill Bank or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

       2.03.  AUTHORITY; NO VIOLATION.

       (a) Subject to the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the stockholders of SHS, SHS has full corporate power and authority to execute and deliver this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of SHS. Except for the approval of SHS's stockholders of this Agreement and the Agreement of Merger, no other corporate proceedings on the part of SHS are necessary to consummate the transactions so contemplated. This Agreement and the Agreement of Merger have been duly and validly executed and delivered by SHS and constitute valid and binding obligations of SHS, enforceable against it in accordance with and subject to their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.


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       (b)    None of the execution and delivery of this Agreement and the
Agreement of Merger by SHS, nor the consummation by SHS of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, or compliance by SHS with any of the terms or provisions hereof or thereof, will
(i) violate any provision of the Articles of Incorporation or other governing instrument or Bylaws of SHS or Spring Hill Bank, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SHS or Spring Hill Bank or any of their respective properties or assets, or (iii) except as disclosed in SHS Disclosure Schedule 2.03(b), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of SHS or Spring Hill Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SHS or Spring Hill Bank is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of SHS and Spring Hill Bank taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except as set forth in SHS Disclosure Schedule 2.03(b) and for consents and approvals of or filings or registrations with or notices to the Securities and Exchange Commission ("Commission"), the Secretary of State of the Commonwealth of Pennsylvania, the Office of Thrift Supervision ("OTS") and the stockholders of SHS, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency, or non-governmental third party are required on behalf of SHS in connection with (a) the execution and delivery of this Agreement and the Agreement of Merger by SHS and (b) the consummation by SHS of the Merger and the other transactions contemplated hereby and by the Agreement of Merger.

       2.04.  FINANCIAL STATEMENTS.

       (a) SHS has previously delivered to ESB copies of the consolidated statements of financial condition of SHS as of December 31, 1998, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996 in each case accompanied by the audit reports of S.R. Snodgross, A.C., independent public accountants, as well as the unaudited consolidated statement of financial condition of SHS as of March 31, 1999 and the related unaudited consolidated statement of income, changes in stockholders' equity and cash flows for the three months ended March 31, 1999 and 1998. The consolidated statements of financial condition of SHS referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of SHS to be delivered by SHS pursuant to Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of SHS as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated operations, changes in stockholders' equity and cash flows of SHS for the respective periods or as of the respective dates set forth therein (it being understood that SHS's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of SHS, necessary for a fair presentation of such financial statements).

       (b) Each of the financial statements referred to in this Section 2.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of SHS and Spring Hill Bank are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

       (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of
Section 2.04(a) or the notes thereto or liabilities incurred since March 31, 1999 in the ordinary course of business and consistent with past practice, neither SHS nor Spring Hill Bank has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of SHS and Spring Hill Bank taken as a whole.

       2.05.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

       (a) There has not been any material adverse change in the business, operations, assets or financial condition of SHS and Spring Hill Bank taken as a whole since March 31, 1999, other than: (i) any such effect attributable to or resulting from any change in banking or similar laws, rules or regulations of general applicability to banks, thrift institutions or their holding companies or interpretations thereof by courts or governmental authorities; (ii) changes in generally accepted accounting principles that are generally applicable to the banking or savings industries; (iii) expenses incurred in connection with the transactions contemplated hereby; (iv) actions or omissions of a party (or any of its subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby; or
(v) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates. To the best knowledge of SHS, no fact or condition exists which SHS believes will cause such a material adverse change in the future.

       (b) Neither SHS nor Spring Hill Bank has taken or permitted any of the actions set forth in Section 4.02 hereof between March 31, 1999 and the date hereof.

       2.06. LEGAL PROCEEDINGS. Except as disclosed in SHS Disclosure Schedule 2.06, neither SHS or Spring Hill Bank is a party to any, and there are no pending or, to the best knowledge of SHS, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against SHS or Spring Hill Bank, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of SHS will not have a material adverse effect on the business, operations, assets or financial condition of SHS and the Spring Hill Bank taken as a whole. Neither SHS or Spring Hill Bank is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of SHS and Spring Hill Bank taken as a whole.

       2.07.  TAXES AND TAX RETURNS.

       (a) Each of SHS and Spring Hill Bank, or the affiliated, combined or unitary group (within the meaning of applicable federal income tax law) of which any such corporation is or was a member, as the case may be (individually an "Affiliate" and collectively, "Affiliates"), has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes (as hereinafter defined), and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to ESB) and (ii) have not finally been determined. SHS and its Affiliates have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in SHS Disclosure Schedule 2.07(a), (i) the federal income tax returns of SHS and its Affiliates have been examined by the Internal Revenue Service ("IRS") (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the Pennsylvania income tax returns of SHS and its Affiliates have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon SHS or any of its Affiliates, nor has SHS or any of its Affiliates given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

       (b) Except as set forth in SHS Disclosure Schedule 2.07(b), none of SHS or any of its Affiliates (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by SHS or any Affiliate (nor does SHS have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

       (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon SHS or any of its Affiliates.

       2.08.  EMPLOYEE BENEFIT PLANS.

       (a) Each employee benefit plan or arrangement of SHS or Spring Hill Bank which is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is listed in SHS Disclosure Schedule 2.08(a) ("SHS Plans"). SHS has previously furnished to ESB true and complete copies of each of the SHS Plans together with
(i) the most recent actuarial and financial reports prepared with respect to any qualified SHS Plans, (ii) the most recent annual reports filed with any government agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified SHS Plans.

       (b) Each SHS Plan has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

       (c) Neither SHS nor Spring Hill Bank participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

       (d) The present value of all accrued benefits under each of the SHS Plans subject to Title IV of ERISA did not, as of the latest valuation date of each such Plan, exceed the then current value of the assets of such plans allocable to such accrued benefits, based upon the actuarial and accounting assumptions currently utilized for such SHS Plans.

       (e) Neither SHS nor Spring Hill Bank, nor, to the best knowledge of SHS, any trustee, fiduciary or administrator of an SHS Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject SHS or Spring Hill Bank, or, to the best knowledge of SHS, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

       (f) Except as disclosed on SHS Disclosure Schedule 2.08(f), no SHS Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any SHS Plan, as that term is defined in
Section 4043(b) of ERISA.

       (g) No SHS Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

       (h) Each of the SHS Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and SHS is not aware of any fact or circumstance which would adversely affect the qualified status of any such Plan.

       2.09.  SECURITIES DOCUMENTS AND REGULATORY REPORTS.

       (a) SHS has previously delivered or made available to ESB a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the Securities Exchange Act of 1934, as amended ("1934 Act"), or mailed by SHS to its stockholders as a class since January 1, 1997, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

       (b) SHS and Spring Hill Bank has duly filed with the OTS and the FDIC in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and SHS has delivered or made available to ESB accurate and complete copies of such reports. SHS Disclosure Schedule 2.09(b) lists all examinations of SHS or Spring Hill Bank conducted by the applicable thrift regulatory authorities since January 1, 1996 and the dates of any responses thereto submitted by SHS. In connection with the most recent examinations of SHS or Spring Hill Bank by the applicable thrift regulatory authorities, neither SHS nor Spring Hill Bank was required to correct or change any action, procedure or proceeding which SHS or Spring Hill Bank believes has not been now corrected or changed as required.

       2.10. SHS INFORMATION. None of the information relating to SHS and Spring Hill Bank to be provided by SHS or Spring Hill Bank for use in (i) the Registration Statement on Form S-4 to be filed by ESB in connection with the issuance of shares of ESB Common Stock pursuant to the Merger, as amended or supplemented (or on any successor or other appropriate form) ("Form S-4"), will, at the time the Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the proxy statement/prospectus contained in the Form S-4, as amended or supplemented, and to be delivered to stockholders of SHS in connection with the solicitation of their approval of this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby ("Proxy Statement/Prospectus"), as of the date(s) such Proxy Statement/Prospectus is mailed to stockholders of SHS and up to and including the date(s) of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

       2.11.  COMPLIANCE WITH APPLICABLE LAW.

       (a) Each of SHS and Spring Hill Bank has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of SHS and Spring Hill Bank taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of SHS and Spring Hill Bank, no suspension or cancellation of any of the same is threatened.

       (b) Neither SHS nor Spring Hill Bank is in violation of its respective Articles of Incorporation or other governing instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of SHS and Spring Hill Bank taken as a whole; and neither SHS nor Spring Hill Bank has received any notice or communication from any federal, state or local governmental authority asserting that SHS or Spring Hill Bank is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of SHS and Spring Hill Bank taken as a whole. Neither SHS nor Spring Hill Bank is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by governmental authorities), and none of them has received any written communication requesting that they enter into any of the foregoing.

       2.12.  DEPOSIT INSURANCE AND OTHER REGULATORY MATTERS.

       (a) The deposit accounts of Spring Hill Bank are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the Federal Deposit Insurance Act, as amended ("FDIA"), and Spring Hill Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

       (b) Spring Hill Bank is a member in good standing of the Federal Home Loan Bank ("FHLB") of Pittsburgh and owns the requisite amount of stock in the FHLB of Pittsburgh.

       (c) Spring Hill Bank is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

       (d) Spring Hill Bank has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

       2.13.  CERTAIN CONTRACTS.

       (a) Except as disclosed in SHS Disclosure Schedule 2.13(a), neither SHS nor Spring Hill Bank is a party to, is bound or affected by, receives, or is obligated to pay benefits under, (i) any agreement, arrangement or commitment, including without limitation, any agreement, indenture or other instrument relating to the borrowing of money by SHS or Spring Hill Bank or the guarantee by SHS or Spring Hill Bank of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer of SHS or Spring Hill Bank, (iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of SHS or Spring Hill Bank upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (v) any agreement, arrangement or understanding to which SHS or Spring Hill Bank is a party or by which any of the same is bound which limits the freedom of SHS or Spring Hill Bank to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency, (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to SHS's Annual Report on Form 10-K (or Form 10-KSB) under the 1934 Act and which has not been so filed, or (viii) any other agreement, arrangement or understanding to which SHS or Spring Hill Bank is a party and which is material to the business, operations, assets or financial condition of SHS and Spring Hill Bank taken as a whole (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

       (b) Neither SHS nor Spring Hill Bank is in default or in non-compliance, which default or non-compliance would have a material adverse effect on the business, operations, assets or financial condition of SHS and Spring Hill Bank taken as a whole or the transactions contemplated hereby, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

       2.14.  PROPERTIES AND INSURANCE.

       (a) All real and personal property owned by SHS or Spring Hill Bank or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of SHS and Spring Hill Bank in the ordinary course of business consistent with their past practices. SHS and Spring Hill Bank have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in SHS's consolidated statement of financial condition as of March 31, 1999, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31, 1999), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of SHS and Spring Hill Bank taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. SHS and Spring Hill Bank as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by SHS and Spring Hill Bank and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right. SHS Disclosure Schedule 2.14(a) sets forth an accurate listing of each lease pursuant to which SHS or Spring Hill Bank acts as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same.

       (b) The business operations and all insurable properties and assets of SHS and Spring Hill Bank are insured for their benefit against all risks which, in the reasonable judgment of the management of SHS, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of SHS adequate for the business engaged in by SHS and Spring Hill Bank. As of the date hereof, neither SHS nor Spring Hill Bank has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

       2.15. ENVIRONMENTAL MATTERS. For purposes of this Agreement, the following terms shall have the indicated meaning:

       "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response,

Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

       "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any regulated material containing any such substance as a component. Hazardous Substances include without limitation petroleum (including crude oil or any fraction thereof), asbestos, radioactive material, and polychlorinated biphenyls.

       "Loan Portfolio Properties and Other Properties Owned" means those properties owned, leased or operated by SHS or Spring Hill Bank or those properties which serve as collateral for loans owned by SHS or Spring Hill Bank.

       (a) To the best knowledge of SHS and Spring Hill Bank, neither SHS nor Spring Hill Bank has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the business, operations, assets or financial condition of SHS and Spring Hill Bank taken as a whole.

       (b) To the best knowledge of SHS and Spring Hill Bank, none of the Loan Portfolio Properties and Other Properties Owned by SHS or Spring Hill Bank has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of SHS and the Spring Hill Bank taken as a whole.

       (c) To the best knowledge of SHS and Spring Hill Bank, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by SHS or Spring Hill Bank under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of SHS and Spring Hill Bank taken as a whole.

       2.16. ALLOWANCE FOR LOAN LOSSES AND REAL ESTATE OWNED. The allowance for loan losses reflected on SHS's consolidated statements of financial condition included in the consolidated financial statements referred to in Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of SHS's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the consolidated financial statements referred to in Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

       2.17. MINUTE BOOKS. Since January 1, 1996, the minute books of SHS and Spring Hill Bank contain complete and accurate records of all meetings and other corporate action held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and stockholders.

       2.18.  AFFILIATE TRANSACTIONS.

       (a) Except as disclosed in SHS Disclosure Schedule 2.18(a) or in SHS's proxy statements, and except as specifically contemplated by this Agreement, since January 1, 1997, neither SHS nor Spring Hill Bank has engaged in or agreed to engage in (whether in writing or orally) any transaction with any "affiliated person" or "affiliate" of Spring Hill Bank, as such terms are defined in 12 C.F.R. Section 561.5 and 12 C.F.R. Section 563.41, respectively.

       (b) SHS Disclosure Schedule 2.18(b) sets forth the name and number of shares of SHS Common Stock owned as of the date hereof beneficially or of record by any persons SHS considers to be affiliates of SHS ("SHS Affiliates") as that term is defined for purposes of Rule 145 under the 1933 Act.

       2.19. BROKER FEES. Except as set forth in SHS Disclosure Schedule 2.19, none of SHS, Spring Hill Bank or any of the respective directors or officers of such companies has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

       2.20. YEAR 2000 COMPLIANCE. All hardware, firmware, software and computer systems owned, used or licensed by SHS and Spring Hill Bank, including but not limited to system and application programs, files, data bases and computer services, are Year 2000 Compliant (as defined below) and shall continue to function in accordance with their intended purpose without material error or material interruption during and after the Year 2000. For purposes of this Agreement, "Year 2000 Compliant" means that the hardware, firmware, software and computer systems (i) will correctly and accurately address, produce, store, process and calculate data involving dates beginning with January 1, 2000 and will not produce abnormally ending or incorrect results involving such dates as used in any forward or regression dated based functions; (ii) will provide that all "date"-related functionalities and data fields include the indication, or provide for the interpretation, of century and millennium, and will perform calculations which involve a four-digit year; and (iii) will be interoperable with other Year 2000 Compliant hardware or software owned, used or licensed by SHS and Spring Hill Bank which may deliver records to, receive records from or otherwise interact with such hardware or software in the course of processing records or data.

       2.21. DISCLOSURES. No representation or warranty contained in Article II of this Agreement, and no statement contained in the SHS Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF ESB

       References to "ESB Disclosure Schedules" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered by ESB to SHS. ESB hereby represents and warrants to SHS as follows as of the date hereof:

       3.01.  CORPORATE ORGANIZATION.

       (a) ESB is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. ESB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of ESB and the ESB Subsidiaries (as defined below) taken as a whole. ESB is registered as a thrift holding company under the HOLA. ESB Disclosure Schedule 3.01(a) sets forth true and complete copies of the Articles of Incorporation or other governing instrument and Bylaws of ESB and the ESB Subsidiaries as in effect on the date hereof.

       (b) The only direct or indirect subsidiaries of ESB are ESB Bank, FSB ("ESB Bank"), Amsco, Inc., PennFirst Financial Services, Inc., PennFirst Capital Trust I, THF, Inc., ESB Bank Building Associates (a limited partnership), McCormick Place (a limited partnership), Madison Woods (a limited partnership) and Shady Park II Townhouse Associates (a limited partnership) (together the "ESB Subsidiaries"). Each of the ESB Subsidiaries (i) is duly organized and validly existing or in good standing under the laws of its respective jurisdiction of incorporation, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification


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necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of ESB and the ESB Subsidiaries taken as a whole. Each of ESB and ESB Bank has satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with their appropriate thrift regulatory agencies. Other than the ESB Subsidiaries, ESB does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

       3.02. CAPITALIZATION. The authorized capital stock of ESB consists of 10,000,000 shares of ESB Common Stock, of which 6,337,755 are issued and outstanding and 1,121,955 shares which are held in treasury as of the date hereof, and 5,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of ESB, and all issued and outstanding shares of capital stock of each of the ESB Subsidiaries, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of each of the ESB Subsidiaries are owned by ESB free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and, except for options to purchase 464,083 shares of ESB Common Stock which have been granted pursuant to ESB's 1997 Stock Option Plan, 1992 Stock Incentive Plan or Ellwood Federal Savings Bank's 1990 Stock Option Plan (or options granted by ESB pursuant thereto after the date hereof), none of ESB or any of the ESB Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of ESB or any of the ESB Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

       3.03.  AUTHORITY; NO VIOLATION.

       (a) ESB has full corporate power and authority to execute and deliver this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of ESB and no other corporate proceedings on the part of ESB are necessary to consummate the transactions so contemplated. This Agreement and the Agreement of Merger have been duly and validly executed and delivered by ESB and constitute valid and binding obligations of ESB, enforceable against it in accordance with and subject to their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

       (b) None of the execution and delivery of this Agreement and the Agreement of Merger by ESB, nor the consummation by ESB of the transactions contemplated hereby and thereby in


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


accordance with the terms hereof and thereof, or compliance by ESB with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or other governing instrument or Bylaws of ESB or any of the ESB Subsidiaries, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to ESB or any of the ESB Subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of ESB or any of the ESB Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which ESB or any of the ESB Subsidiaries is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of ESB and the ESB Subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Commission, the Secretary of State of the Commonwealth of Pennsylvania and the OTS, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency or non-governmental third party are required on behalf of ESB in connection with
(a) the execution and delivery of this Agreement and the Agreement of Merger by ESB and (b) the consummation by ESB of the transactions contemplated hereby and by the Agreement of Merger.

       3.04.  FINANCIAL STATEMENTS.

       (a) ESB has previously delivered to SHS copies of the consolidated statements of financial condition of ESB as of December 31, 1998, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996 in each case accompanied by the audit reports of KPMG LLP, independent public accountants, as well as the unaudited consolidated statement of financial condition of ESB as of March 31, 1999 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three months ended March 31, 1999 and 1998. The consolidated statements of financial condition of ESB referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of ESB to be delivered by ESB pursuant to Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of ESB as of the respective dates set forth therein, and the related consolidated statements of operations, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated operations, changes in stockholders' equity and cash flows of ESB for the respective periods or as of the respective dates set forth therein (it being understood that ESB's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of ESB, necessary for a fair presentation of such financial statements).


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


       (b) Each of the financial statements referred to in this Section 3.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of ESB and the ESB Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

       (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of this
Section 3.04 or the notes thereto or liabilities incurred since March 31, 1999 in the ordinary course of business and consistent with past practice, none of ESB or any of the ESB Subsidiaries has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of ESB and the ESB Subsidiaries taken as a whole.

       3.05.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

       (a) There has not been any material adverse change in the business, operations, assets or financial condition of ESB and the ESB Subsidiaries taken as a whole since March 31, 1999, other than: (i) any such effect attributable to or resulting from any change in banking or similar laws, rules or regulations of general applicability to banks, thrift institutions or their holding companies or interpretations thereof by courts or governmental authorities; (ii) changes in generally accepted accounting principles that are generally applicable to the banking or savings industries; (iii) expenses incurred in connection with the transactions contemplated hereby; (iv) actions or omissions of a party (or any of its subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby; or
(v) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates. To the best knowledge of ESB, no fact or condition exists which ESB believes will cause such a material adverse change in the future.

       (b)    ESB has not taken or permitted any of the actions set forth in
Section 4.04 hereof between March 31, 1999 and the date hereof.

       3.06. LEGAL PROCEEDINGS. None of ESB or any of the ESB Subsidiaries is a party to any, and there are no pending or, to the best knowledge of ESB, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against ESB or any of the ESB Subsidiaries, except such proceedings, claims actions or governmental investigations which in the good faith judgment of ESB will not have a material adverse effect on the business, operations, assets or financial condition of ESB and the ESB Subsidiaries taken as a whole. None of ESB or any of the ESB Subsidiaries is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of ESB and the ESB Subsidiaries taken as a whole.


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


       3.07.  TAXES AND TAX RETURNS.

       (a) Each of ESB and the ESB Subsidiaries, or the affiliated, combined or unitary group (within the meaning of applicable federal income tax law) of which any such corporation is or was a member, as the case may be (individually an "Affiliate" and collectively, "Affiliates"), has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes, and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to SHS and (ii) have not finally been determined. ESB and its Affiliates have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in ESB Disclosure Schedule 3.07(a), (i) the federal income tax returns of ESB and its Affiliates have been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the Pennsylvania income tax returns of ESB and its Affiliates have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon ESB or any of its Affiliates, nor has ESB or any of its Affiliates given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

       (b) Except as set forth in ESB Disclosure Schedule 3.07(b), none of ESB or any of its Affiliates (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by ESB or any Affiliate (nor does ESB have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

       3.08.  EMPLOYEE BENEFIT PLANS.

       (a) Each employee benefit plan or arrangement of ESB or either of the ESB Subsidiaries which is an "employee benefit plan" within the meaning of
Section 3(3) of the ERISA, is listed in ESB Disclosure Schedule 3.08(a) ("ESB Plans"). ESB has previously furnished or made available to SHS true and complete copies of each of the ESB Plans together with (i) the most recent actuarial and financial reports prepared with respect to any qualified ESB Plans, (ii) the most recent annual reports filed with any government agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified ESB Plans.


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


       (b) Each ESB Plan has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

       (c) Neither ESB nor any ESB Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

       (d) The present value of all accrued benefits under each of the ESB Plans subject to Title IV of ERISA did not, as of the latest valuation date of each such Plan, exceed the then current value of the assets of such plans allocable to such accrued benefits, based upon the actuarial and accounting assumptions currently utilized for such ESB Plans.

       (e) Neither ESB nor any of the ESB Subsidiaries, nor, to the best knowledge of ESB, any trustee, fiduciary or administrator of a ESB Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject ESB or any of the ESB Subsidiaries, or, to the best knowledge of ESB, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

       (f) No ESB Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any ESB Plan, as that term is defined in Section 4043(b) of ERISA.

       (g) No ESB Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

       (h) Each of the ESB Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and ESB is not aware of any fact or circumstance which would adversely affect the qualified status of any such Plan.

       3.09.  SECURITIES DOCUMENTS AND REGULATORY REPORTS.

       (a) ESB has previously delivered or made available to SHS a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the 1933 Act or the 1934 Act or mailed by ESB to its stockholders as a class since January 1, 1997, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.


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


       (b) ESB and each of the ESB Subsidiaries has duly filed with the OTS and the FDIC in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and ESB has delivered or made available to SHS accurate and complete copies of such reports. ESB Disclosure
Schedule 3.09(b) lists all examinations of ESB or of the ESB Subsidiaries conducted by the applicable thrift regulatory authorities since January 1, 1996 and the dates of any responses thereto submitted by ESB. In connection with the most recent examinations of ESB or the ESB Subsidiaries by the applicable thrift regulatory authorities, neither ESB nor any ESB Subsidiary was required to correct or change any action, procedure or proceeding which ESB or such ESB Subsidiary believes has not been now corrected or changed as required.

       3.10. ESB INFORMATION. None of the information relating to ESB and the ESB Subsidiaries to be contained in (i) the Form S-4 will, at the time the Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement/Prospectus, as of the date(s) such Proxy Statement/Prospectus is mailed to stockholders of SHS and up to and including the date(s) of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

       3.11.  COMPLIANCE WITH APPLICABLE LAW.

       (a) ESB and each of the ESB Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of ESB and the ESB Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of ESB and the ESB Subsidiaries, no suspension or cancellation of any of the same is threatened.

       (b) Neither ESB nor any of the ESB Subsidiaries is in violation of its respective Articles of Incorporation or other governing instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of ESB and the ESB Subsidiaries taken as a whole; and neither ESB nor any ESB Subsidiary has received any notice or communication from any federal, state or local governmental


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


authority asserting that ESB or any ESB Subsidiary is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of ESB and the ESB Subsidiaries taken as a whole. Neither ESB nor any ESB Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by governmental authorities), and none of them has received any written communication requesting that they enter into any of the foregoing.

       3.12.  DEPOSIT INSURANCE AND OTHER REGULATORY MATTERS.

       (a) The deposit accounts of ESB Bank are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the FDIA, and ESB Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

       (b) ESB Bank is a member in good standing of the FHLB of Pittsburgh and owns the requisite amount of stock in the FHLB of Pittsburgh.

       (c) ESB Bank is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

       (d) ESB Bank has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

       3.13.  PROPERTIES AND INSURANCE.

       (a) All real and personal property owned by ESB or any of the ESB Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of ESB and the ESB Subsidiaries in the ordinary course of business consistent with their past practices. ESB and the ESB Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in ESB's consolidated statement of financial condition as of March 31, 1999, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31, 1999), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of ESB and the ESB Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. ESB and the ESB Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently


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occupied, used, possessed and controlled by ESB and the ESB Subsidiaries and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right.

       (b) The business operations and all insurable properties and assets of ESB and the ESB Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of ESB, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of ESB adequate for the business engaged in by ESB and the ESB Subsidiaries. As of the date hereof, neither ESB nor either of the ESB Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

       3.14.  ENVIRONMENTAL MATTERS.

       (a) To the best knowledge of ESB and the ESB Subsidiaries, neither ESB nor any of the ESB Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the business, operations, assets or financial condition of ESB and ESB Subsidiaries taken as a whole.

       (b) To the best knowledge of ESB and the ESB Subsidiaries, none of the Loan Portfolio Properties and Other Properties Owned by ESB or the ESB Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of ESB and the ESB Subsidiaries taken as a whole.

       (c) To the best knowledge of ESB and the ESB Subsidiaries, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by ESB or the ESB Subsidiaries under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of ESB and the ESB Subsidiaries taken as a whole.

       3.15. ALLOWANCE FOR LOAN LOSSES AND REAL ESTATE OWNED. The allowance for loan losses reflected on ESB's consolidated statements of financial condition included in the consolidated financial statements referred to in Section 3.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of ESB's management adequate in all material respects as of their respective dates under the requirements of generally accepted


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


accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the consolidated financial statements referred to in Section 3.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

       3.16. MINUTE BOOKS. Since January 1, 1996, the minute books of ESB and the ESB Subsidiaries contain complete and accurate records of all meetings and other corporate action held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and stockholders.

       3.17. BROKER FEES. Except as set forth in ESB Disclosure Schedule 3.17, neither ESB nor any of its directors or officers has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

       3.18. YEAR 2000 COMPLIANCE. All hardware, firmware, software and computer systems owned, used or licensed by ESB and ESB Subsidiaries, including but not limited to system and application programs, files, data bases and computer services, are Year 2000 Compliant (as defined below) and shall continue to function in accordance with their intended purpose without material error or material interruption during and after the Year 2000. For purposes of this Agreement, "Year 2000 Compliant" means that the hardware, firmware, software and computer systems (i) will correctly and accurately address, produce, store, process and calculate data involving dates beginning with January 1, 2000 and will not produce abnormally ending or incorrect results involving such dates as used in any forward or regression dated based functions; (ii) will provide that all "date"-related functionalities and data fields include the indication, or provide for the interpretation, of century and millennium, and will perform calculations which involve a four-digit year; and (iii) will be interoperable with other Year 2000 Compliant hardware or software owned, used or licensed by ESB and ESB Bank which may deliver records to, receive records from or otherwise interact with such hardware or software in the course of processing records or data.

       3.19. DISCLOSURES. No representation or warranty contained in Article III of this Agreement, and no statement contained in the ESB Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

       4.01. CONDUCT OF THE BUSINESS OF SHS. During the period from the date hereof to the Effective Time, SHS shall, and shall cause Spring Hill Bank to, conduct its businesses and engage


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in transactions permitted hereunder or only in the ordinary course and consistent with past practice, except with the prior written consent of ESB, which consent shall not be unreasonably withheld. SHS shall use its best efforts to (i) preserve its business organization and that of Spring Hill Bank intact,
(ii) keep available to itself and ESB the present services of the employees of SHS and Spring Hill Bank, and (iii) preserve for itself and ESB the goodwill of the customers of itself and Spring Hill Bank and others with whom business relationships exist.

       4.02. NEGATIVE COVENANTS OF SHS. SHS agrees that from the date hereof to the Effective Time, except as otherwise approved by ESB in writing or as permitted or required by this Agreement, SHS will not, nor will SHS permit Spring Hill Bank to:

       (i) change any provision of the Articles of Incorporation or other governing instrument or Bylaws of SHS or Spring Hill Bank;

       (ii) except for the issuance of SHS Common Stock pursuant to the present terms of stock options which are outstanding as of the date hereof (and identified on SHS Disclosure Schedule 4.02) and compliance with the terms of the Option Agreement of even date herewith, change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of SHS or Spring Hill Bank, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

       (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of SHS or Spring Hill Bank, except for regular quarterly cash dividends not in excess of $0.07 per share of SHS Common Stock; provided, however, SHS shall coordinate the declaration of any dividends in respect of the SHS Common Stock and the record dates and payment dates relating thereto with that of the ESB Common Stock, it being the intention of the parties that the holders of ESB Common Stock or SHS Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter with respect to their shares of ESB Common Stock and/or SHS Common Stock and any shares of ESB Common Stock any holder of SHS Common Stock receives in exchange therefor in the Merger.

       (iv) grant any severance or termination pay (other than pursuant to binding contracts of SHS in effect on the date hereof and disclosed to ESB on SHS Disclosure Schedule 2.13(a)), to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees; or award any increase in compensation or benefits to its directors, officers or employees, except, in the case of officers or employees, such as may be granted in the ordinary course of business and consistent with past practices and policies and except certain bonuses, which shall not exceed $50,000 in the aggregate, which may, upon the mutual consent of ESB and SHS, be paid on or subsequent to the Effective Time to the employees identified on SHS Schedule Disclosure Schedule 4.02 (iv) (provided that such employees agree in writing that the amount of any severance payments which otherwise would become due to such employees will be reduced by the amount of any bonus payments received hereunder);

       (v) enter into or modify (except as may be required by applicable law or as may be required by Section 4.13(f)(2) hereof, with the prior written consent of ESB, which shall not be unreasonably withheld) any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to the employee stock ownership plan of SHS ("SHS ESOP") or any other defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice except that payments customarily made by SHS to the SHS ESOP at the end of a period may be made prior to the end of such period;

       (vi) sell or dispose of any significant assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies, or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

       (vii) make any capital expenditures in excess of $25,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof, other than expenditures necessary to maintain existing assets in good repair and other than as set forth in SHS Disclosure Schedule 4.02(vii);

       (viii) except as set forth on SHS Disclosure Schedule 4.02(viii), file any applications or make any contract with respect to branching or site location or relocation;

       (ix) make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

       (x) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;

       (xi) engage in any transaction with an "affiliated person" or "affiliate," in each case as defined in Section 2.18(a) hereof;

       (xii) enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

       (xiii) take any action that would result in any of its representations and warranties contained in Article II of this Agreement not being true and correct in any material respect at the Effective Time; or

       (xiv)  agree to do any of the foregoing.

       4.03. NO SOLICITATION. Neither SHS nor Spring Hill Bank shall, nor shall SHS or Spring Hill Bank authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of SHS or Spring Hill Bank to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than ESB) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving SHS or Spring Hill Bank (an "Acquisition Transaction"); provided, however, that SHS may provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of SHS, after receiving advice of counsel, determines in the exercise of its fiduciary responsibilities that such information should be furnished. SHS will promptly communicate to ESB the terms of any proposal which it may receive in respect of any such Acquisition Transaction and shall provide ESB with copies of (i) any written legal advice provided to the Board of Directors of SHS, (ii) all such written inquiries or proposals and (iii) an accurate and complete written synopsis of all such oral inquiries or proposals.

       4.04. NEGATIVE COVENANTS OF ESB. ESB agrees that from the date hereof to the Effective Time, except as otherwise approved by SHS in writing or as permitted or required by this Agreement, ESB will not:

       (i) take any action which can reasonably be expected to adversely affect or delay the ability of ESB or SHS to perform its covenants and agreements on a reasonably timely basis under this Agreement or to consummate the transactions contemplated under this Agreement;

       (ii) declare or pay any special cash distributions in respect of any of its capital stock in excess of $1.00 per share, provided, however, that ESB shall be permitted to continue to declare and pay its regular quarterly dividends; or

       (iii)  agree to do any of the foregoing.

       4.05. CURRENT INFORMATION. During the period from the date hereof to the Effective Time, each party will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its business, operations, prospects, assets and financial condition and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter (other than the last quarter of each calendar year) ending after the date of this Agreement, each party will deliver to the other party its quarterly report on Form 10-Q (or Form 10-QSB) under the 1934 Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, each party will deliver to the other party its Annual Report on Form 10-K (or Form 10-KSB). Within 25 days after the end of each month, each party shall provide the other party with a copy of the Thrift Financial Report filed with the OTS.

       4.06.  ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

       (a) SHS shall permit ESB and its representatives reasonable access to its properties and those of Spring Hill Bank, and shall disclose and make available to ESB all books, papers and records relating to the assets, properties, operations, obligations and liabilities of SHS and Spring Hill Bank, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (except as necessary to preserve attorney-client privilege), plans affecting employees, and any other business activities or prospects in which ESB may have a reasonable interest. Neither SHS nor Spring Hill Bank shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. SHS will use its best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. SHS and Spring Hill Bank shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with ESB and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations. Similar access shall be provided by ESB to SHS and its representatives to the extent necessary to enable SHS to satisfy its due diligence obligations with respect to ESB.

       (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger and, if such Merger shall not occur, the party receiving the information shall, at the request of the party which furnished such information, either return to the party which furnished such information or destroy all documents or other materials containing, reflecting or referring to such information; shall use its best effort to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes. The obligation to keep such information confidential shall continue for three years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or (D) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality; or
(ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

       (c) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, SHS may invite one person (to be designated by ESB) to attend all meetings of the Board of Directors of SHS and Spring Hill Bank.

       4.07.  REGULATORY MATTERS.

       (a) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation (including without limitation the Form S-4 and the Proxy Statement/Prospectus), to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as practicable. The parties shall each have the right to review and approve in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

       (b) Each of the parties will furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them, or any of their respective subsidiaries to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

       (c) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

       4.08. APPROVAL OF STOCKHOLDERS. SHS will (a) take all steps (including, without limitation, the preparation of the Form S-4 and Proxy Statement/Prospectus in accordance with all applicable requirements) necessary to duly call, give notice of, convene and hold a meeting of its stockholders as soon as reasonably practicable, but in no event earlier than October 31, 1999, for the purposes of securing the approval of such stockholders of this Agreement and the Agreement of Merger, (b) recommend to its stockholders the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby, and use its best efforts to obtain, as promptly as practicable, such approval, provided however, that the Board of Directors of SHS may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel experienced in such matters, has determined that the making of such recommendation or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law, and (c) cooperate and consult with ESB with respect to the foregoing matters.

       4.09. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to closing contained herein and to consummate and make effective the transactions contemplated by this Agreement and the Agreement of Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

       4.10. DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party will promptly supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article V or the compliance by SHS with the covenants set forth in Section 4.01 hereof.

       4.11. PUBLIC ANNOUNCEMENTS. The parties hereto shall approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation and as to which the parties releasing such information have used their best efforts to discuss with the other parties in advance.

       4.12. FAILURE TO FULFILL CONDITIONS. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to March 31, 2000 and that it will not waive that condition, it will promptly notify the other party. ESB and SHS will promptly inform the other of any facts applicable to them, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

       4.13.  CERTAIN POST-MERGER AGREEMENTS.

       The parties hereto agree to the following arrangements following the Effective Time:

       (a) Operations of Spring Hill Bank. Following the Merger, ESB may, in its sole discretion, determine to merge or consolidate Spring Hill Bank with ESB Bank.

       (b) Boards of Directors of ESB Bank. At the Effective Time, the number of directors of ESB Bank shall be increased by two and ESB Bank shall nominate and elect two current directors of SHS (the identity of the directors to be nominated and elected as set forth on ESB Disclosure Schedule 4.13(b)) as a director of ESB Bank for a term of not less than three years. In addition, at the time of the merger of Spring Hill Bank and ESB Bank, the two remaining non-employee directors of SHS and Spring Hill Bank who have not been elected to the Board of Directors of ESB Bank will be appointed to a newly created Spring Hill Bank Advisory Board for a period of not less than two years. Each advisory board member shall receive for their services an annual retainer of $7,100, paid in equal quarterly installments of $1,775, and a fee for each quarterly meeting attended of $475. The provisions of this Section 4.13(b) are intended to be for the benefit of, and shall be enforceable by, members of the Board of Directors of SHS.

       (c) Board of Directors of Spring Hill Bank. Effective as of the Effective Time, Charles Delman, a director of ESB, shall be elected to the Board of Directors of Spring Hill Bank.

       (d) Officers and Employees of SHS and Spring Hill Bank. Thomas F. Angotti shall serve as President and Chief Executive Officer of Spring Hill Bank and Vincent C. Ashoff shall serve as Executive Vice President and Chief Financial Officer of Spring Hill Bank until the merger of Spring Hill Bank and ESB Bank. Upon the merger of Spring Hill Bank and ESB Bank, ESB will appoint Thomas F. Angotti as a Senior Vice President of ESB and ESB Bank and Vincent C. Ashoff as a Vice President of ESB Bank. Mr. Angotti will receive a salary and benefits commensurate to that of other comparable officers of ESB and ESB Bank at not less than his current base salary. As a Senior Vice President, Mr. Angotti will be provided a company car and a change in control agreement in the form included in ESB Disclosure Schedule 4.13(d). Mr. Ashoff will receive a salary and benefits commensurate to that of other comparable officers of ESB Bank at not less than his current base salary.

       (e) Employment, Severance and Change in Control Agreements. ESB shall honor all existing employee agreements, severance or change in control agreements or plans of SHS and Spring Hill Bank, in effect as of the date of this Agreement, each of which is disclosed on SHS Disclosure Schedule 4.13(e), which schedule describes and quantifies in reasonable detail the maximum amount of payments and benefits which could become due and payable to each such person (assuming the Merger is consummated on or before December 31, 1999) under the agreements or plans as a result of a termination of employment and/or a change in control of SHS or Spring Hill Bank.

       (f)    Employee Benefit Plans.

       (1) Subject to the provisions of this Section 4.13, all employees of SHS or Spring Hill Bank immediately prior to the Effective Time who are employed by ESB, ESB Bank or Spring Hill Bank (the "Employers") immediately following the Effective Time ("Transferred Employees") will be covered by Employers' employee benefit plans on substantially the same basis as any employee of the Employers in a comparable position. Notwithstanding the foregoing, ESB may determine to continue any of the SHS benefit plans for Transferred Employees in lieu of offering participation in the Employers' benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of SHS's benefit plans, or to merge any such benefit plans with the Employers' benefit plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to the Employers' employees generally. Except as specifically provided in this Section 4.13 and as otherwise prohibited by law, Transferred Employees' service with SHS or Spring Hill Bank shall be recognized as service with the Employers for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual) under the Employers' benefit plans, subject to applicable break-in-service rules. ESB agrees that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by SHS or Spring Hill Bank on the Effective Time and who then change coverage to the Employers' medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll. Notwithstanding anything herein to the contrary, after the Effective Time, (x) any amendment to, or grant of additional benefits under, any SHS or Spring Hill Bank benefit plan, including stock based plans, which continues to exist subsequent to the Effective Time, shall require the prior consent of ESB, and (y) ESB may cause any of the SHS or Spring Hill Bank benefit plans which continue to exist, including stock based plans, to be amended in order to provide that employees of ESB or ESB Bank may be participants in such plans.

       (2) After the Effective Time, but not prior to January 1, 2000, the SHS ESOP may, at ESB's discretion, be combined with the ESB employee stock ownership plan ("ESB ESOP"); provided, however, that prior to any such combination of the SHS ESOP and the ESB ESOP, the parties shall take all necessary action in order to amend the SHS ESOP in order to ensure that any such combination or the Merger does not accelerate (other than as required by law or regulation) or materially increase the benefits available to the participants in the SHS ESOP. Notwithstanding anything herein to the contrary, the parties hereto will take all necessary action to amend the SHS ESOP in order to provide that the Merger will not accelerate (other than as required by law or regulation) or materially increase the benefits available to any participant in the SHS ESOP, provided, however, that SHS may amend the SHS ESOP to permit, if the Effective Time is on or prior to December 31, 1999, SHS to make its fourth quarter contribution to the SHS ESOP as of the Effective Time and to delete the provision of the SHS ESOP which requires a participant to be an employee on the last day of the plan year in order to share in the allocation of the employer's contributions for the 1999 plan year.

       (g) Indemnification. ESB shall indemnify and hold harmless each present and former director, officer and employee of SHS and Spring Hill Bank determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (collectively, "Claims"), to the fullest extent to which such Indemnified Parties were entitled under Pennsylvania law, the Articles of Incorporation and Bylaws of SHS or Spring Hill Bank as in effect on the date hereof.

       Any Indemnified Party wishing to claim indemnification under this Section 4.13(g), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify ESB, but the failure to so notify shall not relieve ESB of any liability it may have to such Indemnified Party if such failure does not materially prejudice ESB. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) ESB shall have the right to assume the defense thereof and ESB shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if ESB elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between ESB and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to ESB, and ESB shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) ESB shall not be liable for any settlement effected without its prior written consent, which consent shall not be withheld unreasonably.

       In the event that ESB or any of its respective successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any entity, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Section 4.13(g), which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each of the Indemnified Parties.

       (h) Insurance. ESB and ESB Bank shall maintain a directors' and officers' liability insurance policy covering the Indemnified Parties Costs in connection with any Claims for a period of three (3) years after the Effective Time if such policy can be obtained at annual premiums no greater than 150% of the annual premium of the directors' and officers' liability insurance maintained by SHS and Spring Hill Bank as of the date hereof.

                                    ARTICLE V

                               CLOSING CONDITIONS

       5.01. CONDITIONS TO THE PARTIES' OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of the parties under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

       (a) All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the OTS required to consummate the transactions contemplated hereby) shall have been obtained without any non-standard term or condition which would materially impair the value of SHS and the Spring Hill Bank to ESB; all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all waiting periods in respect thereof shall have expired.

       (b) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby and by the Agreement of Merger shall have been duly and validly taken by ESB and SHS, including approval by the requisite vote of the stockholders of SHS of this Agreement and the Agreement of Merger.

       (c) No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement and which ESB or SHS determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

       (d) The Form S-4 shall have become effective under the 1933 Act, and ESB shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the ESB Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

       (e) The parties shall have received, in form and substance reasonably satisfactory to them (x) an opinion of Elias, Matz, Tiernan & Herrick L.L.P. to the effect that, for federal income tax purposes, the Merger will qualify as a "reorganization" under Section 368(a) of the Code; no taxable gain will be recognized by ESB or SHS (i) upon the transfer of SHS's assets to ESB in exchange for ESB Common Stock, cash and the assumption of SHS's liabilities or
(ii) upon the distribution of such ESB Common Stock and cash to SHS stockholders and (y) an opinion of Breyer & Associates PC to such effect and to the effect that (i) no gain or loss will be recognized by the shareholders of SHS who receive ESB Common Stock in exchange for their SHS Common Stock in the Merger;
(ii) the tax basis of a shareholder in the ESB Common Stock received in the Merger in exchange for his or her SHS Common Stock will be the same as the tax basis of the SHS Common Stock surrendered in exchange therefor; and (iii) the holding period of the shares of ESB Common Stock received in the Merger will include the holding period of the shares of SHS Common Stock surrendered therefor, provided that such SHS Common Stock was held as a capital asset by such shareholder, provided, however, that in the event either of such counsel believes that the Merger will not qualify as a reorganization under Section 368(a) of the Code, ESB shall have the right but not the obligation to increase the aggregate stock consideration as necessary to cause the transaction to qualify for such tax treatment.

       5.02. CONDITIONS TO THE OBLIGATIONS OF ESB UNDER THIS AGREEMENT. The obligations of ESB under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by ESB:

       (a) Each of the obligations of SHS required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of SHS contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of SHS and Spring Hill Bank taken as a whole, other than: (i) any such effect attributable to or resulting from any change in banking or similar laws, rules or regulations of general applicability to banks, thrift institutions or their holding companies or interpretations thereof by courts or governmental authorities; (ii) changes in generally accepted accounting principles that are generally applicable to the banking or savings industries; (iii) expenses incurred in connection with the transactions contemplated hereby; (iv) actions or omissions of a party (or any of its subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby; or (v) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates, and ESB shall have received a certificate to that effect signed by the President and Chief Executive Officer of SHS.

       (b) All permits, consents, waivers, clearances, approvals and authorizations of all regulatory or governmental authorities or third parties which are necessary in connection with the consummation of the Merger shall have been obtained, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any non-standard term or condition which would materially impair the value of SHS and Spring Hill Bank to ESB.

       (c) Holders of SHS Common Stock who dissent from the Merger pursuant to Chapter 15, Subchapter D of the PBCL by meeting the requirements set forth in the PBCL shall not hold more than 20% of the SHS Common Stock immediately prior to the Effective Time.

       (d) Each stockholder of SHS who is a SHS Affiliate shall have executed and delivered a commitment and undertaking to the effect that (i) such stockholder will dispose of the shares of ESB Common Stock received by him in connection with the Merger only in accordance with the provisions of paragraph
(d) of Rule 145 under the 1933 Act; (ii) such stockholder will not dispose of any of such shares until ESB has received an opinion of counsel acceptable to it that such proposed disposition is in compliance with the provisions of paragraph
(d) of Rule 145 under the 1933 Act, which opinion shall be rendered promptly following counsel's receipt of such stockholder's written notice of its intention to sell shares of ESB Common Stock; and (iii) the certificates representing said shares may bear a legend referring to the foregoing restrictions.

       (e) SHS shall have furnished ESB with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as ESB may reasonably request.

       5.03. CONDITIONS TO THE OBLIGATIONS OF SHS UNDER THIS AGREEMENT. The obligations of SHS under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by SHS:

       (a) Each of the obligations of ESB required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of ESB contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of ESB and the ESB Subsidiaries taken as a whole, and SHS shall have received a certificate to that effect signed by the President and Chief Executive Officer of ESB.

       (b) ESB shall have furnished SHS with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.03 as SHS may reasonably request.

                                   ARTICLE VI

                     TERMINATION, AMENDMENT AND WAIVER, ETC.

       6.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Agreement of Merger by the stockholders of SHS:

       (a)    by mutual written consent of the parties hereto;

       (b) by ESB or SHS (i) if the Effective Time shall not have occurred on or prior to March 31, 2000 or (ii) if a vote of the stockholders of SHS is taken and such stockholders fails to approve this Agreement and the Agreement of Merger at the meeting of stockholders (or any adjournment thereof) of SHS contemplated by Section 4.08 hereof; unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

       (c) by ESB or SHS upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the

Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied;

       (d) by ESB in writing if SHS has, or by SHS in writing if ESB has, breached (i) any covenant or undertaking contained herein or in the Agreement of Merger, or (ii) any representation or warranty contained herein, which breach would have a material adverse effect on the business, operations, assets or financial condition of SHS and Spring Hill Bank or ESB and the ESB Subsidiaries, as applicable, taken as a whole, or upon the consummation of the transactions contemplated hereby, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time; provided that it is understood and agreed that either party may terminate this Agreement on the basis of any such material breach of any representation or warranty contained herein, notwithstanding any qualification therein relating to the knowledge of the other party;

       (e) by ESB or SHS in writing, if any of the applications for prior approval referred to in Section 4.07 hereof are denied or are approved contingent upon the satisfaction of any non-standard condition or requirement which, in the reasonable opinion of the Board of Directors of ESB, would materially impair the value of SHS and Spring Hill Bank to ESB, and the time period for appeals and requests for reconsideration has run.

       (f) by SHS, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the five-day period commencing with the Determination Date if both of the following conditions are satisfied:

              (i) the number obtained by dividing the Average Closing Price by the Starting Price (the "ESB Ratio") shall be less than .80; and

              (ii) the ESB Ratio shall be less than the number obtained by dividing the Final Index Value by the Index Value on the Starting Date and subtracting 0.20 from the quotient in this clause (ii) (such number being referred to herein as the "Index Ratio");

subject, however, to the following three sentences. If SHS elects to exercise its termination right pursuant to this Section 6.01(f), it shall give written notice to ESB (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, ESB shall have the option to increase the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the ESB Ratio. If ESB so elects within such five-day period, it shall give prompt written notice to SHS of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 6.01(f) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

       For purposes of this Section 6.01(f), the following terms shall have the meanings indicated:

              "Average Closing Price" shall mean the average of the closing prices of a share of ESB Common Stock on the Nasdaq Stock Market's National Market (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) during the period of 20 consecutive trading days ending on the trading day prior to the Determination Date, rounded to the nearest whole cent.

              "Determination Date" shall mean the date on which the last required approval of a Governmental Entity is obtained with respect to the Merger, without regard to any requisite waiting period in respect thereof.

              "Final Index Value" shall mean the average of the Index Values for the 20 consecutive trading days ending on the trading day prior to the Determination Date.

              "Index Value," on a given date, shall mean the index value on such date of the SNL Thrift Index, as such index value is reported by SNL Securities on such date.

              "Starting Date" shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

              "Starting Price" shall mean the closing price of a share of ESB Common Stock on the Nasdaq Stock Market's National Market (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) on the Starting Date.

       6.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either ESB or SHS as provided above, this Agreement shall forthwith become void (other than Sections 4.05(b) and 7.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the parties or their respective officers or directors except for the liability of the parties under Sections 4.05(b) and 7.01 hereof and except for liability for any breach of this Agreement.

       6.03. AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of SHS, the parties may (a) amend this Agreement and the Agreement of Merger, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the Merger by the stockholders of SHS, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement or the Agreement of Merger which modifies either the amount or the form of the Merger Consideration to be delivered to stockholders of SHS. This Agreement and the Agreement of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE VII

                                  MISCELLANEOUS

       7.01.  EXPENSES.

       (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including without limitation legal, accounting, investment banking and printing expenses) shall be borne by the party incurring such costs and expenses, provided that ESB shall bear all costs of printing, mailing and filing the Form S-4 and Proxy Statement/Prospectus and all other registration and filing fees relating to the Merger.

       (b) Notwithstanding any provision in this Agreement to the contrary, in the event that either of the parties shall default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

       7.02. SURVIVAL. The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Effective Time but shall terminate as of the Effective Time, except for the provisions of Section 4.13 hereof.

       7.03. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram or telex addressed as follows:

       (a)    If to ESB, to:

              ESB Financial Corporation
              600 Lawrence Avenue
              Ellwood City, Pennsylvania  16117
              Attn: Charlotte A. Zuschlag

              Copy to:

              Elias, Matz, Tiernan and Herrick L.L.P.
              734 15th Street, N.W.
              Washington, D.C.  20005
              Attn: Raymond A. Tiernan, Esq.

       (b)    If to SHS, to:

              SHS Bancorp, Inc.
              One North Shore Center
              Suite 120
              Pittsburgh, Pennsylvania 15212
              Attn: Thomas F. Angotti

              Copy  to:

              Breyer & Associates PC
              1100 New York Avenue, N.W.
              Suite 700
              Washington, D.C.  20005
              Attn: John F. Breyer, Jr., Esq.

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

       7.04. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and, except as otherwise expressly provided herein, that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

       7.05. COMPLETE AGREEMENT. This Agreement and the Agreement of Merger, including the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement and understanding of the parties with respect to their subject matter and shall supersede all prior agreements and understandings between the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.

       7.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

       7.07. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of laws thereof.

       7.08. HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       IN WITNESS WHEREOF, ESB and SHS have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                       ESB FINANCIAL CORPORATION


Attest:

/s/ Frank D. Martz                     By: /s/ Charlotte A. Zuschlag
-----------------------------------        -------------------------------------
Frank D. Martz                             Charlotte A. Zuschlag
Senior Vice President of Operations        President and Chief Executive Officer
  and Secretary


                                       SHS  BANCORP, INC.


Attest:

/s/ Joanne C. Weinand                  By: /s/ Thomas F. Angotti
-----------------------------------        -------------------------------------
Joanne C. Weinand                          Thomas F. Angotti
Secretary                                  President and Chief Executive Officer

                                                                      APPENDIX A

                               AGREEMENT OF MERGER

       This Agreement of Merger is dated as of July 21, 1999, by and between ESB Financial Corporation ("ESB"), a Pennsylvania corporation, and SHS Bancorp, Inc. ("SHS"), a Pennsylvania corporation.

                              W I T N E S S E T H:

       WHEREAS, ESB and SHS have entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Reorganization Agreement"); and

       WHEREAS, pursuant to the Reorganization Agreement and this Agreement of Merger, and subject to the terms and conditions set forth therein and herein, SHS shall be merged with and into ESB, with ESB the surviving corporation of such merger;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Reorganization Agreement, the parties hereto do mutually agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

       Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

       1.1 "EFFECTIVE TIME" shall mean the date and time at which the Merger contemplated by this Agreement of Merger becomes effective as provided in
Section 2.2 of this Agreement of Merger.

       1.2 "SHS COMMON STOCK" shall mean the common stock, par value $.01 per share, of SHS.

       1.3 "MERGER" shall refer to the merger of SHS with and into ESB as provided in Section 2.1 of this Agreement of Merger.

       1.4    "MERGING CORPORATIONS" shall collectively refer to ESB and SHS.

       1.5 "ESB COMMON STOCK" shall mean the common stock, par value $.01 per share, of ESB.

       1.6 "STOCKHOLDER MEETING" shall mean the meeting of the stockholders of SHS held pursuant to Section 4.07 of the Agreement.

       1.7 "SURVIVING CORPORATION" shall mean ESB as the surviving corporation of the Merger.

                                   ARTICLE II

                               TERMS OF THE MERGER

       2.1 THE MERGER. Subject to the terms and conditions set forth in the Reorganization Agreement, at the Effective Time, SHS shall be merged with and into ESB pursuant to Chapter 19, Subchapter C of the Pennsylvania Business Corporation Law ("PBCL"). ESB shall be the Surviving Corporation of the Merger and shall continue to be governed by the laws of the Commonwealth of Pennsylvania. At the Effective Time, the separate existence and corporate organization of SHS shall cease, and ESB shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature of each of SHS and ESB; and be subject to all the restrictions, disabilities and duties of each of SHS and ESB; and all and singular, the rights, privileges, powers and franchises of each of SHS and ESB, and all property, real, personal and mixed, and all debts due to either SHS or ESB on whatever account, as well for stock subscriptions and all other things in action or belonging to each of SHS and ESB shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of, respectively, SHS and ESB, and the title to any real estate vested by deed or otherwise, under the laws of the Commonwealth of Pennsylvania or elsewhere in either SHS or ESB shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of either of SHS or ESB shall be preserved unimpaired, and all debts, liabilities and duties of SHS and ESB shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

       2.2 EFFECTIVE TIME. The Merger shall become effective on the date and at the time that Articles of Merger are executed and filed with the Secretary of State of the Commonwealth of Pennsylvania pursuant to Section 1927 of the PBCL, unless a later date and time is specified as the Effective Time in such Articles of Merger.

       2.3 NAME OF THE SURVIVING CORPORATION. The name of the Surviving Corporation shall be "ESB Financial Corporation."

       2.4 ARTICLES OF INCORPORATION. On and after the Effective Time, the Articles of Incorporation of ESB shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

       2.5 BYLAWS. On and after the Effective Time, the Bylaws of ESB shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

                                   ARTICLE III

                              CONVERSION OF SHARES

       3.1 CONVERSION OF SHS COMMON STOCK AND OPTIONS TO PURCHASE SHS COMMON STOCK.

       (a) Subject to Section 3.2 hereof, each share of SHS Common Stock outstanding immediately prior to the Effective Time, other than (i) shares held by SHS (including treasury shares) or ESB or any of their respective wholly owned subsidiaries and (ii) SHS Dissenting Shares (as hereinafter defined), shall be converted into the number of shares of ESB Common Stock equal to the Exchange Ratio (as defined in the Reorganization Agreement) or $17.80 in cash in accordance with the terms of Section 1.03 of the Reorganization Agreement.

       (b) Notwithstanding any other provision hereof, no fractional shares of ESB Common Stock shall be issued to holders of SHS Common Stock. In lieu thereof, each holder of shares of SHS Common Stock entitled to a fraction of a share of ESB Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash in accordance with the terms of Section 1.05 of the Reorganization Agreement. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

       (c) At or immediately prior to the Effective Time, each option to purchase SHS Common Stock issued pursuant to SHS's 1998 Stock Option Plan shall be cancelled, and each holder of any such option, whether or not then vested or exercisable, shall be entitled to receive from ESB at the election of the optionholder either a new option to acquire shares of ESB Common Stock or a cash amount determined in accordance with Section 1.06 of the Reorganization Agreement. The payment of the consideration referred to in this Section 3.1(c) to holders of options to purchase SHS Common Stock shall be subject to the execution by any such holder of such instruments of cancellation as ESB may reasonable deem appropriate.

       3.2    EXCHANGE OF CERTIFICATES FOR STOCK AND/OR CASH.

       After the Effective Time, each holder of a certificate for theretofore outstanding shares of SHS Common Stock, shall be surrendered and exchanged for cash or stock consideration in the manner provided in Section 1.04 of the Reorganization Agreement.

       3.3 DISSENTING SHARES. Notwithstanding anything in this Agreement of Merger to the contrary, shares of SHS Common Stock which are outstanding immediately prior to the Effective Time and which are held by stockholders (other than ESB or any wholly-owned subsidiary thereof) who shall not have voted such shares in favor of the Agreement and this Agreement of Merger and who shall have satisfied all of the applicable requirements of Chapter 15, Subchapter D of the PBCL ("SHS Dissenting Shares"), shall not be converted into the right to receive, or be exchangeable for, shares of ESB Common Stock or cash as set forth in Section 3.1 hereof, but the holders thereof shall be entitled to payment of the fair value of such shares in accordance with said section of the PBCL, subject to the procedures and the conditions specified in such provision of the PBCL, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their right to appraisal and payment under such law. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, the shares of SHS Common Stock held by such holder shall thereupon be deemed to have been converted into the right to receive, or be exchangeable at the Effective Time for, cash as provided in
1.08 of the Reorganization Agreement. ESB hereby agrees to make, or cause to be made, payment in cash for any Dissenting Shares.

       3.4 ESB COMMON STOCK. Each share of ESB Common Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, continue to be issued and outstanding as an identical share of ESB Common Stock.

                                   ARTICLE IV

                                  MISCELLANEOUS

       4.1 CONDITIONS PRECEDENT. The respective obligations of each party under this Agreement of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article V of the Reorganization Agreement.

       4.2 TERMINATION. This Agreement of Merger shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Reorganization Agreement in accordance with
Section 6.01 thereof.

       4.3 AMENDMENTS. To the extent permitted by the PBCL, this Agreement of Merger may be amended by a subsequent writing signed by each of the parties hereto upon the approval of the Board of Directors of each of the parties hereto; provided, however, that the provisions of Article III of this Agreement of Merger relating to the consideration to be paid for the shares of SHS Common Stock shall not be amended after the meeting of stockholders of SHS so as to modify either the amount or the form of such consideration or to otherwise materially adversely affect the shareholders of SHS without the approval of the stockholders of SHS.

       4.4 SUCCESSORS. This Agreement of Merger shall be binding on the successors of ESB and SHS.

       IN WITNESS WHEREOF, ESB and SHS have caused this Agreement of Merger to be executed by their duly authorized officers as of the day and year first above written.

                                       ESB FINANCIAL CORPORATION


Attest:


/s/ Frank D. Martz                     By: /s/ Charlotte A. Zuschlag
-----------------------------------        -------------------------------------
Frank D. Martz                             Charlotte A. Zuschlag
Senior Vice President of Operations        President and Chief Executive Officer
  and Secretary

                                       SHS BANCORP, INC.


Attest:


/s/ Joanne C. Wienand                  By: /s/ Thomas F. Angotti
-----------------------------------        -------------------------------------
Joanne C. Wienand                          Thomas F. Angotti
Secretary                                  President and Chief Executive Officer